Exhibits

Exhibit 23.2

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated May 22, 2004, relating to the Financial Statements of The “Shell” Transport and Trading Company, Public Limited Company which is included in this 2003 Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London

June 25, 2004

E 4 Royal Dutch/Shell Group of Companies